UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

451 Creamery Way

Exton, Pennsylvania  19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

_______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

 Item 5.07. Submission of Matters to a Vote of Security Holders

On June 10, 2014, the Company held its Annual Meeting of Stockholders at which two proposals were voted upon: (1) the election of two class 3 directors for a three year term, and (2) ratification of the appointment of independent auditors. The following persons were duly elected to serve, subject to the Company’s by-laws, as directors of the Company for a three year term expiring at the 2017 annual shareholders’ meeting, or until election and qualification of their successors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Kevin R. Hoben	6,842,733	24,940	1,480,189
Mark F. Albino	6,814,072	53,601	1,480,189

The proposal to ratify the appointment by the Audit Committee of the Board of Directors of McGladry & Pullen to audit the Company’s financial statements for the year ending December 31, 2014 was ratified by the shareholders:

For	8,344,194
Against	615
Abstain	3,053

Item 9.01. Financial Statement and Exhibits

(a) none

(b) none

(c) none

(d) none

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.

(Registrant)

Date: June 12, 2014	By: /s/ Paul J. Kane

Paul J. Kane
Vice President and Chief Financial Officer